UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2021

DONGFANG CITY HOLDING GROUP COMPANY LTD

(Exact name of registrant as specified in its charter)
Delaware	000-56120	84-3505117
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 15, Tower 2, Etiqa Twins Tower, No. 11, Jalan Pinang, Kuala Lumpur	50450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +60122886060

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 7, 2021, Zhenggui Wang and Ling Cheng (the “Sellers”) entered into a Stock Purchase Agreement (the “Agreement”) with Wei Li ( (the “Buyer” or “Purchaser”). Pursuant to the Agreement, Zhenggui Wang (“Wang”) sold to the Buyer, and the Buyer agreed to purchase from Wang, 90,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Dongfang City Holding Group Company Limited. (the “Company”), constituting approximately 90% of the issued and outstanding Common Stock, for an aggregate purchase price of $9.00. Further pursuant to the Agreement, Ling Cheng (“Cheng”) sold to the Buyer, and the Buyer agreed to purchase from Cheng, 10,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company, constituting approximately 10% of the issued and outstanding Common Stock, for an aggregate purchase price of $1.00. The closing of the transactions (the “Closing”) contemplated by the Agreement occurred and consummated on June 7, 2021.

Item 5.01 Changes in Control of Registrant

Immediately prior to the Closing, the Wang owned 90,000 and Cheng owned 10,000 shares of common stock of the Company, or approximately 100%, of the issued and outstanding shares of Common Stock and Wang served as the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Sole Director.  In connection with the Closing, Wang resigned from the executive officers and sole director positions he held with the Company, and the Company appointed Wei Li as the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, Chairman of the Board and Sole Director effective on June 7, 2021. Upon the Closing, the Buyers owned 100% of the issued and outstanding Common Stock of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

The disclosure set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.  The written resignation letter of Mr. Zhenggui Wang is filed as Exhibits 17.1, to this Current Report on Form 8-K and are incorporated herein by reference.

Prior to the date of the Closing, our Board of Directors consisted of a sole director, Mr. Zhenggui Wang. Mr. Wang has submitted a letter of resignation and Dato Dr. Wei Li has been appointed to our Board of Directors as of Closing. In addition, effective on the date of the Closing, Mr. Wang resigned from his officer positions with the Company and we appointed Mr. Li as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, Chairman of the Board and Sole Director of the Company effective as of Closing.

Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.

Dato Dr. Li Wei DIMP, age 54, served as president of DongFangCity Holding Group Bhd, a world-class eastern culture tourism-based development company in Malaysia from 2017 until now. He also served as the President of Malaysia Shandong Community from 2013 until now and served as the President of Malaysia Chinese Commerce International Association from 2015 until now. He has led large international conglomerates and made outstanding contributions to the Malaysian business community. He has been actively expanding his business interest in the overseas market for more than 10 years has helped Chinese enterprises to form friendly and prosperous bilateral cooperation with Malaysia and expand Chinese business into Malaysian market. In 2004, Dato’ Dr. Li Wei was awarded the honor of Dato’ from The Sultan of Pahang and became the first China National to be titled Dato’ in Malaysia because of his numerous contributions to Malaysia. Mr. Li graduated from Fudan University, Shanghai in 1994 with a major in business administration. He received an MBA from Shanghai Tongji University in 1997 and received a PhD in business administration from European University of Ireland in 2004.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
17.1	Written resignation letter of Zhengui Wang *

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONGFANG CITY HOLDING GROUP COMPANY LTD
Date: June 7, 2021	By:	/s/ Wei Li
Name: Wei Li
Title: Chief Executive Officer

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